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                                     EXHIBIT 3(i)

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                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------



    I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VARLEN CORPORATION" FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 1993, AT 3 O'CLOCK P.M.
    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE
COUNTY RECORDER OF DEEDS  FOR RECORDING.
                                 * * * * * * * * * *






                                       /s/ William T. Quillen
                                       ---------------------------------------
                                       WILLIAM T. QUILLEN, SECRETARY OF STATE

                                       AUTHENTICATION: 4156171
                                                 DATE: 11/19/1993
933235239

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                               CERTIFICATE OF AMENDMENT
                                        OF THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                                  VARLEN CORPORATION


         VARLEN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST:    The Certificate of Incorporation and Certificates of
Amendment of Certificate of Incorporation of the Corporation were filed in the office of the Secretary of State of the State of Delaware on November 6, 1969, and May 24,1983 and May 26, 1987, respectively.

         SECOND:   On March 29, 1993, the Board of Directors of the Corporation
duly adopted resolutions setting forth the following proposed amendment to the Corporation's Certificate of Incorporation, declaring said amendment to be advisable and providing that the consent of the stockholders of the Corporation to said amendment be obtained at the 1993 Annual Meeting of Stockholders:

         RESOLVED that the Corporation's Certificate of Incorporation be amended by deleting the first paragraph of Article FOURTH in its entirety and substituting in lieu thereof the following:

         FOURTH:   The total number of shares of all classes of stock which the
    Corporation is authorized to issue is twenty million five hundred thousand (20,500,000), of which five hundred thousand (500,000) shares shall be Preferred Stock with a par value of one dollar ($1.00) per share and of which twenty million (20,000,000) shares shall be Common Stock with a par value of ten cents ($.10) per share. The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the


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    affirmative vote of the holders of a majority of the stock of the
    Corporation entitled to vote.

         THIRD:    Thereafter, pursuant to the resolutions of the Corporation's
Board of Directors, at the 1993 Annual Meeting of Stockholders called and held upon notice under Section 222 of the General Corporation Law of the State of Delaware, the holders of the majority of the outstanding stock of the Corporation entitled to vote thereon voted in favor of said amendment.

         FOURTH:   The said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Richard A. Nunemaker, Vice President, Finance and Chief Financial Officer of the Corporation, and attested by Stephen A. Magida, its Secretary, on this 25th day of May, 1993.

                                       VARLEN CORPORATION


                                       /s/ Richard A. Nunemaker
                                       ------------------------------
                                       Richard A. Nunemaker
                                       Vice President, Finance and
                                       Chief Financial Officer

Attest:

    By: /s/ Stephen A. Magida
       -----------------------------
       Stephen A. Magida
       Secretary